CONFIRMING STATEMENT

    This statement confirms that the undersigned, Kimberly J. Ellington, has authorized and designated, Jennifer Mainord, Deanna Brass or Rhonda Bost, to execute and file on the undersigned's behalf, all Form 3, 4, and 5 (including amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of First Merchants Corporation.  The authority of Jennifer Mainord, Deanna Brass or Rhonda Bost under this statement shall continue until the undersigned is no longer required to file Form 3, 4, and 5 with regard to the undersigned ownership or transactions in securities of First Merchants Corporation, unless earlier revoked in writing.  The undersigned acknowledges Jennifer Mainord, Deanna Brass or Rhonda Bost are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                        __/s/ Kimberly J. Ellington______
                        Kimberly J. Ellington

Date: December 8, 2014